Exhibit 10.6
JOINDER AGREEMENT
This JOINDER AGREEMENT dated as of June 18, 2021 (this “Agreement”), is among Hoving & Partners Nominees Sàrl (the “New Buyer”), Pareteum Corporation, a Delaware corporation (the “Company”), and Hoving & Partners S.A., in its capacity as administrative agent and collateral agent (in such capacities, the “Agent”), for the Buyers (as defined below).
RECITALS
A.    Reference is made to that certain Securities Purchase Agreement, dated as of April 13, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”), by and among the Company, the Buyers party thereto and the Agent. Capitalized terms used but not defined herein but defined in the Securities Purchase Agreement or in the form of the Convertible Note attached as Exhibit A thereto shall have the meanings set forth therein.

B.    The Company has agreed to issue and sell to each Buyer, and each Buyer has agreed to purchase from the Company, Convertible Notes and Warrants, on the terms, and subject to the conditions, set forth in the Securities Purchase Agreement.

C.    The New Buyer wishes to purchase from the Company, and the Company wishes to sell to the New Buyer, Convertible Notes and a Warrant on such terms and conditions and in the amounts more specifically set forth in Section 1 below and in the Supplement to the Schedule of Buyers attached to this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree, as follows:
1.    Purchase Price for Convertible Notes and Warrant.
a.    The Company will sell to the New Buyer, and the New Buyer will purchase from the Company, (i) a Convertible Note in the initial principal amount of $6,250,000 (the “Fourth Second Lien Note”), and (ii) a Warrant for 5,000,000 shares of Common Stock at an exercise price of $0.37 (the “Fourth Second Lien Warrant”), and the Company will agree with the New Buyer as provided in Section 3 of this Agreement, in consideration of payment by the New Buyer of an aggregate of $5,000,000 in cash to the Company (such aggregate amount to be due and payable in installments, as follows: (A) not less than $1,000,000 to be paid to the Company not later than 2 Business Days after the date of issuance of such Securities and (B) the remainder to be paid to the Company not later than 10 Business Days after the date of such issuance).
b.    The Company will sell to the New Buyer, and the New Buyer will purchase from the Company, a Convertible Note in the initial principal amount of $8,479,000 (the “Fifth Second Lien Note”), and the Company will agree with the New Buyer and
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JFG Capital BV (“JFG”), as provided in Section 4 of this Agreement, in consideration of (i) the New Buyer causing all of the Series C Preferred Stock now held by JFG, including all dividends accrued thereon, to be exchanged for such Convertible Note and (ii) the agreement of the New Buyer as provided in Section 5.
2.    The New Buyer hereby:
(a)    confirms that a copy of the Securities Purchase Agreement and the other applicable Transaction Documents, together with copies of such other documents and information as it has deemed appropriate to make its decision to enter into this Agreement, have been made available to the New Buyer;
(b)    agrees that it will, independently and without reliance on the Agent or any other Buyer and based on such documents and information as it shall deem appropriate, continue to make its own decisions in taking any action under the Securities Purchase Agreement or any other applicable Transaction Document;
(c)     appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Securities Purchase Agreement and the other Transaction Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and
(d)    acknowledges and agrees that (i) it is a “Buyer” under the Securities Purchase Agreement effective upon the date on which Agent shall have received a copy of this Agreement, duly executed by the New Buyer and the Company and (ii) all references in the Securities Purchase Agreement and the other Transaction Documents to the term “Buyer” shall be deemed to include the New Buyer.
3.    The Company has agreed with the First Lien Initial Holder (as defined in the Security Agreement referred to in the Securities Purchase Agreement) that the First Lien Initial Holder or its designee has a right of first refusal to fully fund any Equity Issuance (as defined below) during the period ending on the first anniversary of the date of this Agreement. If the First Lien Initial Holder declines to exercise such right, the Company hereby agrees that the New Buyer has a right of second refusal to fully fund such Equity Issuance on the same terms as offered to and refused by the First Lien Initial Holder or its designee during the period ending on the first anniversary of this Agreement.  If both the First Lien Initial Holder and the New Buyer each decline to exercise their respective rights with respect to an Equity Issuance during the period ending on the first anniversary of this Agreement, then the New Buyer shall have a preemptive right to participate in 10% of any such Equity Issuance. “Equity Issuance” means the issuance of any equity securities of the Company (other than any Common Stock issued in connection with the conversion or repayment of any Convertible Note, the First Lien Initial Note (as defined in the Security Agreement) or any unsecured note of the Company, the exercise of any Warrants or any other warrants for the purchase of Common Stock, the issuance of indebtedness of the Company or any of its subsidiaries convertible into, or payable with, Common Stock or the issuance of warrants to purchase Common Stock in connection with any issuance of indebtedness of the Company or any of its subsidiaries).
4.    JFG hereby authorizes the exchange of all of its shares of Series C Preferred Stock as the consideration for the Fifth Second Lien Note to be issued to the New Buyer hereunder and hereby acknowledges and agrees that, effective as of the issuance of the Fifth Second Lien Note to the New Buyer, all of its rights with respect to its shares of Series C Preferred Stock exchanged hereunder are
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terminated. In consideration of such agreement, the Company hereby agrees that, effective as of the issuance of the Fifth Second Lien Note to the New Buyer in such exchange, the Expiration Date under, and as defined in, those certain Series A 5-Year Warrants to purchase 1,136,364 shares of Common Stock and those certain Series B 18-Month Warrants to purchase 568,182 shares of Common Stock, in each case issued to JFG by the Company, are hereby extended to May 31, 2025, and the Exercise Price (as therein defined) is adjusted to $0.37, subject to further adjustment as provided therein.
5.    The New Buyer hereby agrees with the Company and the First Lien Agent (as defined in the Security Agreement), as follows: (a) if the Intercreditor Agreement is then in effect, without the prior written consent of the First Lien Agent, neither the New Buyer nor any assignee of all or any portion of the New Buyer’s interest in the Fifth Second Lien Note shall exercise any right to convert all or a portion of the Fifth Second Lien Note pursuant to Section 8 thereof prior to the first anniversary of the date hereof (and except with the prior written consent of the First Lien Agent any notice of conversion delivered under Section 8 of the Fifth Second Lien Note prior to the first anniversary of the date hereof shall be of no force or effect); provided, however, that (i) the First Lien Agent may not unreasonably withhold its consent to any such conversion requested by the New Buyer (or any such assignee) prior to the first anniversary of the date hereof if (x) the Last Reported Stock Price exceeds $1.00 (after proportional adjustment to give effect to any stock dividend, stock split or stock combination occurring after the date hereof) for each of the twenty (20) Trading Days preceding the date of such request and (y) as of each such Trading Day and the date of such request, the Company has then filed all required reports under Section 13 or 15(d), as applicable, of the Exchange Act; and (ii) if the Intercreditor Agreement is then in effect, but the prohibition therein on any cash Optional Redemption Payment has been waived by the First Lien Agent and any Optional Redemption Payment becomes due under the Fifth Second Lien Note prior to the first anniversary of the date hereof, then the New Buyer (or any such assignee) may convert such Optional Redemption Payment without the prior written consent of the First Lien Agent; (b) the New Buyer shall not sell or otherwise assign the Fifth Second Lien Note to any other person unless such assignee shall have confirmed in writing to the Company and the First Lien Agent that it is bound by the terms of this Section 5; (c) the First Lien Agent shall be a third-party beneficiary of the agreements in this Section 5; (d) the rights of the First Lien Agent under this Section 5 may not be waived without the prior written consent of the First Lien Agent; and (e) in addition to the requirements of Section 6(e) of the Securities Purchase Agreement, this Section 5 may not be amended or otherwise modified except with the prior written consent of the First Lien Agent.
6.    Without limiting the generality of the foregoing, the New Buyer hereby makes and undertakes, as the case may be, on and as of the date hereof, all covenants, agreements and representations and warranties of a Buyer contained in the Securities Purchase Agreement, to the extent applicable to the New Buyer, and agrees to be bound by all such covenants, agreements and representations and warranties.
7.    The New Buyer, JFG and the Agent (each a “Note Party”), each hereby unconditionally and irrevocably releases, and fully and forever acquits and discharges the Company, all its subsidiaries and other affiliates and their respective officers, servants, employees, agents, attorneys, principals, directors and shareholders, and their respective heirs, legal representatives, successors and assigns (collectively, the “Released Parties”), from any and all claims, demands, causes of action, obligations, remedies, suits, damages and liabilities (collectively, the “Claims”), of any nature whatsoever, whether now known, suspected or claimed, whether arising under common law, in equity or under statute, which any Note Party ever had or now has against any Released Party which may have arisen at any time on or prior to the date of this Agreement and which were in any manner related to any of the following transactions (collectively, the “Transactions”): (a) the transactions contemplated by the Transaction
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Documents or (b) the issuance of any shares of Series C Preferred Stock to such Note Party or any of its affiliates; provided that, for the avoidance of doubt, the Company shall not be released in respect of any Transactions occurring on or after the date of this Agreement under the Transaction Documents or otherwise. Each Note Party covenants and agrees never to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against any of the Released Parties any action or other proceeding based upon any of the Claims which may have arisen at any time on or prior to the date of this Agreement and were in any manner related to any of the Transactions. The agreements of each Note Party set forth in this Section 6 shall survive the Agreement Effective Date and the Maturity Date.
8.    In addition:
(a)    the terms of Section 6 of the Securities Purchase Agreement are hereby incorporated in this Agreement as if fully set forth herein;
(b)    the Schedule of Buyers attached to the Securities Purchase Agreement is hereby supplemented by the Supplement to Schedule of Buyers attached to this Agreement;
(c)    except as specifically supplemented hereby, all of the terms and conditions of the Securities Purchase Agreement shall remain unchanged and in full force and effect;
(d)    any reference in any Transaction Document to the Securities Purchase Agreement shall be deemed to be a reference to the Securities Purchase Agreement, as supplemented hereby; and
(e)    this Agreement constitutes a Transaction Document.
[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the undersigned caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

NEW BUYER:

HOVING & PARTNERS NOMINEES SÀRL

By: _/s/ J.P. Menke
Name: J.P. Menke
Title: CEO

By: _/s/ R. Racloz
Name: R. Racloz
Title: CFO

    Solely for the purposes of Section 4:

JFG CAPITAL BV

By: /s/ J. den Breejen
Name: J. den Breejen
Title: Director

By: /s/ F. H. Kamsteeg
Name: F. H. Kamsteeg
Title: Director

Joinder Agreement

COMPANY:

PARETEUM CORPORATION

By: /s/ Alexander Korff
Name: Alexander Korff
Title: Corporate Secretary

Joinder Agreement

ACKNOWLEDGED AND AGREED:

HOVING & PARTNERS S.A.,
as Agent

By: /s/ Jan-Paul Menke
Name:    Jan-Paul Menke
Title:    Managing Director

Joinder Agreement

SUPPLEMENT TO SCHEDULE OF BUYERS
[See attached.]
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